                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 10, 2002
                        (Date of earliest event reported)

                             TeleTech Holdings, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                    0-21055                         84-1291044
     (State of Incorporation)    (Commission File Number)   (I.R.S. Employer Identification No.)

                9197 S. Peoria Street, Englewood, Colorado 80112
          (Address of principal executive offices, including Zip Code)

                         Telephone Number (303) 397-8100
              (Registrant's telephone number, including area code)

Item 4.  Changes in Registrant's Certifying Accountant.

     On May 10 2002, Arthur Andersen LLP ("Andersen") was dismissed as independent accountant for TeleTech Holdings, Inc. (the "Company") effective upon completion of its review of the Company's financial statements for the quarter ended March 31, 2002, and Ernst & Young LLP ("E&Y") was appointed as the new independent accountant for the Company to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint E&Y was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on May 10, 2002.

     Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and the period from January 1, 2002 through May 10, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2001 or within the interim period through May 10, 2002.

     During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult E&Y regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulations S-K.

     As required under Securities and Exchange Commission (the "Commission") regulations, the Company provided Andersen with a copy of this Item 4 and requested Andersen to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this
Item 4 and, if not, stating the respects in which it does not agree. Andersen's letter is filed as Exhibit 16.1 to this Current Report.

Item 7.  Exhibits.

     16.1 Letter dated May 10, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    TeleTech Holdings, Inc.

                                                    By:

                                                    /s/ Kenneth D. Tuchman
                                                    KENNETH D. TUCHMAN
                                                    Chief Executive Officer

Dated: May 16, 2002